EXHIBIT 5


                       [COVINGTON & BURLING LETTERHEAD]
                                                                 May 31, 2001


 Telular Corporation
 647 North Lakeview Parkway
 Vernon Hills, Illinois  60061

               Re:  Telular Corporation:  Form S-8 Registration
                    Statement

 Gentlemen:

           This opinion is being furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof by Telular Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 710,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The shares of Common Stock being registered are (a) reserved for issuance under the Telular Corporation Fourth Amended and Restated Stock Incentive Plan (the "Plan") and (b) issuable pursuant to non-qualified stock options granted outside of the Plan to certain directors of the Company (the "Directors' Options").

           For purposes of this opinion, we have examined signed copies of the Registration Statement and the exhibits thereto. We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and copies of the Company's Bylaws and certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company. We also have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

           In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

           Based on the foregoing, we are of the opinion that the shares of Common Stock being registered by the Registration Statement have been duly and validly authorized and, when issued and sold by the Company in accordance with the terms of the Plan, the terms of any awards granted under the Plan, and the terms of the agreements governing the Directors' Options, will be validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                               Very truly yours,


                               /s/  COVINGTON & BURLING
                               ------------------------
                               COVINGTON & BURLING